UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2007

WOLVERINE TUBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 353-1310

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Letter Agreement with John H. Van Gerwen

On May 1, 2007, Wolverine Tube, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with John H. Van Gerwen, Vice President of Operations, regarding certain incentives to be provided to Mr. Van Gerwen in exchange for his commitment to remain employed by the Company in his current capacity, as follows:

Change-in-Control Payment. The Company agreed to pay Mr. Van Gerwen a lump sum payment of $30,000 on May 1, 2007 in exchange for Mr. Van Gerwen’s agreement to waive any right to receive certain change in control benefits (the “Change-in-Control Benefits”) under the 2002 Change in Control, Severance and Non-Competition Agreement, dated March 23, 2001, between Mr. Van Gerwen and the Company (the “Change-in-Control Agreement”) relating to the change in control of the Company that occurred on February 16, 2007, until such right expires. The Letter Agreement provides that Mr. Van Gerwen will be obligated to immediately return the $30,000 payment to the Company if Mr. Van Gerwen terminates his employment and seeks the Change-in-Control Benefits, or otherwise exercises his rights under the Change-in-Control Agreement, any time before his rights under the Change-in-Control Agreement expire.

Salary Increase. The Company agreed to increase Mr. Van Gerwen’s annual base salary to $200,000 as a further incentive for his continued employment.

Equity Incentive Grant. The Company confirmed that on March 29, 2007, Mr. Van Gerwen was granted a stock option award, covering 325,000 shares of common stock and vesting ratably over a five year period, pursuant to the Wolverine Tube, Inc. 2007 Non-Qualified Stock Option Plan.

The foregoing summary is qualified in its entirety by the full text of the Letter Agreement attached as Exhibit 10.1 hereto.

Stay Pay and Separation Agreement and Consulting Agreement with Keith Weil

On April 30, 2007, the Company entered into a Stay Pay and Separation Agreement (the “Separation Agreement”) and a Consulting Agreement (the “Consulting Agreement”) with Keith Weil, the Company’s Senior Vice President, International and Strategic Development, each of which is effective as of February 19, 2007.

Separation Agreement. Under the terms of the Separation Agreement, the Company will continue to employ Mr. Weil in his current capacity until the close of business on August 17, 2007 (the “Termination Date”), at which time his employment will be automatically terminated. From the effective date of the Separation Agreement until the Termination Date (“the Transition Period”), Mr. Weil will continue to perform all reasonable and necessary duties of his position as well as assist with the training and transition of his successors. As compensation for services rendered during the

Transition Period, Mr. Weil will receive a base salary of $32,745.82 per month as well as a stay bonus of $190,000, payable as of April 30, 2007, as an inducement to remain with the Company during the Transition Period (collectively, the “Transition Period Compensation”). The Company may terminate Mr. Weil’s employment for any reason during the Transition Period, subject to full payment of the Transition Period Compensation unless the termination is for cause. Mr. Weil may terminate his employment for any reason during the Transition Period, in which case the Company will have no further obligation to pay the Transition Period Compensation (other than earned but unpaid base salary), and the Company will have the right to deduct from the Severance Payment (as defined below) $31,667.67 for each whole month between such termination and the Termination Date.

Under the terms of the Separation Agreement, subject to Mr. Weil executing (and not revoking) a general release of claims, Mr. Weil is entitled to the following payments and benefits (less applicable withholdings):

•

Mr. Weil will receive a severance payment equal to $862,875 (the “Severance Payment”). This amount will be placed in a rabbi trust on or before May 7, 2007 for the benefit of Mr. Weil and will be paid to Mr. Weil on February 28, 2008, or as soon as administratively feasible after such date.

•

If Mr. Weil chooses to participate in the Company’s medical and disability benefit programs, at his expense, the Company will provide Mr. Weil with access to these benefits for the three-year period following the Termination Date (or his earlier termination of employment). These benefits will be substantially similar to those that Mr. Weil was receiving or entitled to receive immediately prior to the effective date of the Separation Agreement, and no less favorable than those in which the employees of the Company will be eligible to participate during such period. Thereafter, Mr. Weil will have the right to continued medical insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

•

For the six-year period after the Termination Date (or Mr. Weil’s earlier termination of employment), Mr. Weil will be entitled to insurance coverage for his acts and omissions while serving as an officer of the Company on a basis no less favorable to him than the coverage provided over such six-year period to the then-current officers of the Company.

•	The Company will continue to satisfy its current or future indemnification obligations to Mr. Weil.

In addition, as consideration for Mr. Weil’s agreement to a two-year restriction on the solicitation of customers and non-competition with the Company, a one-year restriction on the solicitation of employees and a three-year secrecy requirement, Mr. Weil is entitled to an additional payment equal to $755,000. This amount will also be placed in a rabbi trust on or before May 7, 2007 for the benefit of Mr. Weil and will be paid on February 28, 2008, or as soon as administratively feasible after such date.

The Separation Agreement will replace and supersede the 2002 Change in Control, Severance and Non-Competition Agreement, effective as of July 12, 2002, between the Company and Mr. Weil, which will terminate but remain subject to reinstatement in the event that the Company defaults in payment or provision of benefits under the Separation Agreement or Consulting Agreement. Nothing in the Separation Agreement affects any of Mr. Weil’s vested rights in any of the Company’s retirement, welfare or benefit plans. The Company will no longer be obligated to provide benefits under Mr. Weil’s Split Dollar Agreement.

Consulting Agreement. Under the Consulting Agreement, Mr. Weil will provide consulting and advisory services to the Company for an 18-month period following the Termination Date (or his earlier termination of employment) (the “Term”). In the event Mr. Weil is terminated for cause pursuant to the Separation Agreement, the Consulting Agreement will become void. During the Term, either party may terminate the Consulting Agreement for any reason. Upon such a termination, the Company’s payment obligations thereunder will cease unless the Company terminates the Consulting Agreement for any reason other than Mr. Weil’s failure to comply with the Company’s written policies in discharging his duties, in which case the Company will continue to pay Mr. Weil the consulting fee described below. Under the Consulting Agreement, the Company will pay Mr. Weil a monthly fee of $37,500 for the first six months of the Term and, beginning in the seventh month and for the remainder of the Term, a monthly fee of $22,033.33, along with reimbursement for reasonable expenses.

The foregoing summary is qualified in its entirety by the full text of the Separation Agreement and the Consulting Agreement attached as Exhibits 10.2 and 10.3 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement between Wolverine Tube, Inc. and John H. Van Gerwen, dated May 1, 2007

10.2	Stay Pay and Separation Agreement between Wolverine Tube, Inc. and Keith Weil

10.3	Consulting Agreement between Wolverine Tube, Inc. and Keith Weil

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: May 4, 2007

WOLVERINE TUBE, INC.

	By:	/s/ James E. Deason
James E. Deason
Senior Vice President,
Chief Financial Officer and Corporate Secretary